Exhibit 32.1

Certification of Chief Executive Officer

Pursuant to 18 U.S.C. Section 1350,

as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of PowerSecure International, Inc. (the “Company”) on Form 10-Q for the quarterly period ended March 31, 2016 as filed with the Securities and Exchange Commission (the “Report”), I, Sidney Hinton, President and Chief Executive Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: May 6, 2016	/s/ Sidney Hinton
Sidney Hinton
President and Chief Executive Officer